Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

GREEKTOWN SUPERHOLDINGS, INC.

OFFER TO EXCHANGE

$280,167,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR
SERIES A 13% SENIOR SECURED NOTES DUE 2015 (CUSIP NUMBER 392485AA6)
AND
$104,833,000 AGGREGATE PRINCIPAL AMOUNT OF THEIR
SERIES B 13% SENIOR SECURED NOTES DUE 2015 (CUSIP NUMBER 392485AB4)

IN EXCHANGE FOR A LIKE AGGREGATE PRINCIPAL AMOUNT OF THEIR

SERIES A 13% SENIOR SECURED NOTES DUE 2015 (CUSIP NUMBER 392485AC2)
AND
SERIES B 13% SENIOR SECURED NOTES DUE 2015 (CUSIP NUMBER 392485AD0)
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
AS DESCRIBED IN THE PROSPECTUS DATED           , 2010

          This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Greektown Superholdings, Inc., a Delaware corporation (the “Issuer”), Greektown Newco Sub, Inc., a Delaware corporation (“Newco”), Greektown Holdings, L.L.C., a Michigan limited liability company (“Holdings”), Greektown Casino, L.L.C., a Michigan limited liability company (“Casino”), Realty Equity Company, Inc., a Michigan corporation (“Realty Equity”), and Contract Builders Corporation, a Michigan corporation (“Contract Builders” and, collectively with Newco, Holdings, Casino and Realty Equity, the “Guarantors”) made pursuant to the prospectus dated                , 2010 (the “Prospectus”), if certificates for the outstanding $280,167,000 in aggregate principal amount of their Series A 13% Senior Secured Notes due 2015 (CUSIP Number 392485AA6) and $104,833,000 in aggregate principal amount of their Series B 13% Senior Secured Notes due 2015 (CUSIP Number 392485AB4) (collectively, the “Initial Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Issuer prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wilmington Trust FSB (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery, a Letter of Transmittal (or facsimile thereof), must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Certificates for all tendered Initial Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus. The Initial Notes are unconditionally guaranteed initially by only the Guarantors (the “Old Guarantee”) and the Exchange Notes will be unconditionally guaranteed initially by only the Guarantors (the “New Guarantee”). Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the Guarantors offer to issue the New Guarantee with respect to the Exchange Notes issued in the Exchange Offer in exchange for the Old Guarantee of the Initial Notes for which such Exchange Notes are issued in the Exchange Offer. Throughout the accompanying Letter of Transmittal, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantor’s offer to exchange the New Guarantee for the Old Guarantee, references to the “Exchange Notes” include the related New Guarantee and references to the “Initial Notes” include the related Old Guarantee.

Delivery to:

Wilmington Trust FSB
Exchange Agent

By Registered or Certified Mail:	By Hand, Regular mail or Overnight Courier:	By Facsimile (eligible institutions only):

Wilmington Trust FSB c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attention: Sam Hamed	Wilmington Trust FSB c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attention: Sam Hamed	(302) 636-4139 Attention: Sam Hamed

For information, call:
(302) 636-6181

          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

          Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby tenders to the Issuer the principal amount of Initial Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Procedures for Tendering Initial Notes” section of the Prospectus.

Principal Amount of Initial Notes Tendered(1)

$

Specify Series (A or B):

Certificate Nos. (if available):

Total Principal Amount Represented by Initial Notes Certificate(s):	If Initial Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

$	Account Number

ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X

X

Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

          Must be signed by the holder(s) of Initial Notes as their name(s) appear(s) on certificate(s) for Initial Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

(1) Must be in minimum denominations of $100,000 principal amount and integral multiples of $1,000 in excess thereof.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

GUARANTEE

          The undersigned, a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer—Procedures for Tendering Initial Notes” section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three New York Stock Exchange trading days after the Expiration Date.

          The undersigned acknowledges that it must deliver the accompanying Letter of Transmittal and the Initial Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm

Address

Zip Code

Area Code and Tel. No.

Authorized Signature

Title

Name:

(Please Type or Print)

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS FORM. CERTIFICATES FOR INITIAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.